UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2005


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

Connecticut                              1-15052         06-1541045
------------                             -------         ----------
(State or other jurisdiction             (Commission     (IRS Employer
of Incorporation)                        File Number)    Identification No.)

157 Church Street, New Haven, Connecticut                06506
-----------------------------------------                -----
(Address of principal executive offices)                 (Zip Code)

Registrant's Telephone Number,
Including Area Code                                      (203) 499-2000
------------------------------                           --------------

                              Not Applicable
-------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the restructuring of UIL Holdings Corporation's (UIL) Finance organization previously disclosed in UIL's filing on Form 8-K dated December 21, 2004, effective March 1, 2005, Richard J. Nicholas assumed the role of Executive Vice President and Chief Financial Officer of UIL, in addition to his current role of Vice President Finance and Chief Financial Officer of The United Illuminating Company (UI), UIL's utility subsidiary. Mr. Nicholas served as Assistant Vice President - Regulatory Affairs and Public Policy of Southern New England Telecommunications Corp. from January 1, 2000 to March 2000. From March 2000 to April 2001, Mr. Nicholas was an independent consultant to the telecommunications industry. Mr. Nicholas joined UIL in May 2001 and served as Vice President and Chief Operating Officer of United Capital Investments until January 2002. He served as Vice President - Corporate Development and Administration of UIL, President of United Capital Investments and President of United Bridgeport Energy from January 2002 to November 2002. Mr. Nicholas has served as Vice President, Finance and Chief Financial Officer of UI since November 2002. Mr. Nicholas is currently 49 years old.

UIL and Mr. Nicholas have not yet entered into an employment agreement reflecting Mr. Nicholas' new roles. Mr. Nicholas has an existing employment agreement with UI to serve as Vice President Finance and Chief Financial Officer of UI. The material terms of the compensation arrangement provide for an annual base salary, currently $197,000, and participation in UI's annual short-term incentive and long-term incentive programs. On his retirement or termination for any reason other than for cause, Mr. Nicholas will receive a supplemental retirement benefit expressed in the form of a single life annuity, calculated in accordance with the employment agreement, payable in a lump sum. In the event that Mr. Nicholas is terminated without cause, he will be entitled to two times the sum of his base compensation plus short-term incentive, calculated as if company and personal goals had been achieved `at target', plus continuation in UI's medical and dental plans for a two year period. In the event that his termination is connected to a change in control, Mr. Nicholas may be entitled to additional benefits.

Mr. Nicholas also has an existing performance share agreement for annual performance shares that was entered into between UIL and Mr. Nicholas and documents a performance share grant made under the UIL Holdings Corporation Long-Term Incentive Program on May 10, 2004 by the Compensation and Executive Development Committee of the Board of Directors of UIL. In general, the performance shares granted under this program will vest as of December 31, 2006 unless they sooner vest upon a change in control in accordance with the terms of the program. Those shares that vest under this performance share agreement will be issued from the UIL Holdings Corporation 1999 Amended & Restated Stock Plan. Under the terms of the performance share agreement, Mr. Nicholas was granted a target amount of 1,900 performance shares. The issuance of performance shares upon vesting, if any, will be based on the achievement by UI of certain performance goals established with respect to its long-term incentive program. The actual number of performance shares issued will be based on the level of performance achieved, but shall not exceed 2,850 performance shares.

Mr. Nicholas replaces Mr. Paglia as the Chief Financial Officer of UIL, however, Mr. Paglia will remain Executive Vice President of UIL and President of two non-utility subsidiaries of UIL, United Capital Investments, Inc. and United Bridgeport Energy, Inc. through an additional transition period.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UIL HOLDINGS CORPORATION
                                       Registrant



Date:  3/3/05                          By       /s/ Richard J. Nicholas
       ------                             -------------------------------------
                                                  Richard J. Nicholas
                                                Executive Vice President
                                               and Chief Financial Officer